Exhibit  10.8



                            Dated September 30, 1998






                        ELAN PHARMA INTERNATIONAL LIMITED

                                       AND

                            ELECTROPHARMACOLOGY, INC.







                              LICENSE AGREEMENT /*/







 /*/ Confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 as amended.


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                                    CONTENTS

CLAUSE 1                        PRELIMINARY

CLAUSE 2                        THE LICENSE

CLAUSE 3                        INTELLECTUAL PROPERTY

CLAUSE 4                        DEVELOPMENT OF THE PRODUCT

CLAUSE 5                        REGISTRATION OF THE PRODUCT

CLAUSE 6                        MARKETING AND PROMOTION OF THE PRODUCT

CLAUSE 7                        FINANCIAL PROVISIONS

CLAUSE 8                        PAYMENTS, REPORTS AND AUDITS

CLAUSE 9                        DURATION AND TERMINATION

CLAUSE 10                       CONSEQUENCES OF TERMINATION

CLAUSE 11                       REPRESENTATION, WARRANTY AND INDEMNITY

CLAUSE 12                       CUTOMER COMPLAINTS AND PRODUCT RECALL

CLAUSE 13                       MISCELLANEOUS PROVISIONS


SCHEDULE 1                      ELAN PATENT RIGHTS

SCHEDULE 2                      EXCLUDED TECHNOLOGY

SCHEDULE 3                      TECHNOLOGICAL COMPETITORS



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THIS AGREEMENT is made on September 30, 1998.


BETWEEN:
- --------

(1) Elan PHARMA INTERNATIONAL LIMITED, a company incorporated in Ireland having its registered office at WIL House, Shannon Business Park, Shannon, County Clare, Ireland ("ELAN"); and

(2) ELECTROPHARMACOLOGY, INC., a company organised and existing under the laws of the State of Delaware, having an office at 2301 NW 33rd Court, Suite 102, Pompano Beach, Florida 33069, United States of America (which intends shortly to change its name to Gemini Health Technologies, Inc., "GEMINI").


RECITALS:
- ---------

A. ELAN is beneficially entitled to the use of various patents, included in the ELAN TECHNOLOGY, which have been granted or are pending under the International Convention in relation to the development and production of iontophoretic transdermal devices, and

B. ELAN is knowledgeable in the development of iontophoretic transdermal devices and has developed a unique range of device and delivery systems designed to provide improved devices, and

C. GEMINI is desirous of entering into a licensing agreement with ELAN to allow GEMINI develop, manufacture and have manufactured in accordance with the terms of this Agreement and to market, sell and distribute PRODUCTS in the TERRITORY without infringing any of the intellectual property rights in the ELAN TECHNOLOGY held by ELAN, and

D. ELAN is prepared to license the ELAN TECHNOLOGY in the TERRITORY to GEMINI for PHARMACEUTICAL USE in the FIELD.



NOW IT IS HEREBY AGREED AS FOLLOWS:

                             CLAUSE 1 - PRELIMINARY

1.1 Definitions: In this Agreement unless the context otherwise requires:

         AFFILIATE shall mean any corporation or entity controlling or controlled or under common control with ELAN or GEMINI, as the case may be. For the purposes of


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         this Agreement, "control" shall mean the direct or indirect ownership of more than 50% of the issued voting shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding criteria, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

         CFR shall mean the US Code of Federal Regulations 21, as amended from time to time.

         cGP shall mean current Good Clinical Practice, current Good Manufacturing Practice and current Good Laboratory Practice as defined in the FFDCA, (or applicable foreign law).

         COSMETIC USE shall mean an application of the DEVICE which does not require regulatory approval to market either (a) the DEVICE, (b) a PRODUCT, or (c) GEMINI TECHNOLOGY, for such application in the TERRITORY.

         DERMATOLOGY shall mean the treatment of skin disorders including but not limited to acne, alopecia, dermatitis, eczema, hyperhydrosis, keratinisation disorders, pigmentation disorders, pruritus, psorasis, rosacea and warts.

         DEVICE shall mean any device, system, method or use which, in the course of manufacture, use, offer for sale or sale of any such device, or practice of any such method, in the absence of this Agreement, would infringe the ELAN PATENTS, or constitute an unauthorised use of the ELAN KNOW-HOW.

         EFFECTIVE DATE shall mean 30th September, 1998.

         ELAN shall mean Elan Pharma International Limited and any of its AFFILIATES.

         ELAN EXCLUDED TECHNOLOGY shall mean all intellectual property including, without limitation, any inventions, discoveries, material and data whether or not protectable by patents, trade secrets, trademarks or copyrights in relation to (i) the iontophoretic technology as set out in Schedule 2 which has been licensed by ELAN to Iomed, Inc. ("IOMED") pursuant to agreements dated 14th April 1997 and/or developed pursuant to such agreements, (ii) ELAN's MEDIPAD(TM) Drug Delivery System ambulatory pump infusion technology as described in Schedule 2 and any improvements thereto, and (iii) the know-how as set out in Schedule 2 which has been licensed by Asulab S.A. and/or SMH Swiss Corporation for Microelectronics and Watchmaking Industries Ltd. to ELAN pursuant to an agreement dated 7th March 1990.

         ELAN IMPROVEMENTS shall mean any improvement or enhancement to the ELAN TECHNOLOGY or DEVICE including its design, structure, manufacture and use whether developed pursuant to this Agreement or otherwise.

         ELAN KNOW-HOW shall mean all knowledge, information, trade secrets, data and expertise relating to the DEVICE, and which is not generally known to the public, and



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         that are owned or licensed by ELAN as of the EFFECTIVE DATE and which permit(s) disclosure of same to GEMINI, whether or not covered by or subject to protection by any patent, copyright, design patent, trademark, trade secret or other industrial or any intellectual property rights.

         ELAN PATENTS shall mean all patents and patent applications listed in
         Schedule 1, including all continuations, continuations-in-part, divisionals, and any patents issuing thereon, and re-issues or re-examinations of such patents and extensions of any patents licensed hereunder. ELAN PATENTS shall also include all patent applications directed to ELAN IMPROVEMENTS and any patents issuing thereon. subject to the terms of this Agreement. Extensions of patents shall include:

         (a) extensions under the U.S. Patent Term Restoration Act;

         (b) extension of patents under Japanese Patent Law;

         (c) Supplementary Protection Certificates for members of the European Patent Convention and other countries in the EEA and Switzerland.

         ELAN TECHNOLOGY shall mean the ELAN PATENTS, and ELAN KNOW-HOW for (i) the iontophoretic delivery of a substance to or through the skin in a controlled manner, (ii) ELECTROMAGNETIC THERAPY and (iii) a combination of iontophoretic delivery and ELECTROMAGNETIC THERAPY, but shall not include the ELAN EXCLUDED TECHNOLOGY.

         ELECTROMAGNETIC THERAPY shall mean the treatment of the body via non-invasive delivery of electromagnetic pulses.

         ENFORCEMENT PROCEEDINGS shall mean the proceedings referred to in Clause 3.4.2.

         EU shall mean the Member States of the European Union, as same may change from time to time in terms of Member States.

         FFDCA shall mean the US Federal Food, Drug and Cosmetic Act of 1934, and the regulations promulgated thereunder, as may be amended from time to time.

         FIELD shall mean (i) DERMATOLOGY, (ii) WOUND CARE and (iii) ELECTROMAGNETIC THERAPY.

         FINANCIAL INVESTOR shall mean any company, individual or other entity whose main activity is making investments in the common or preferred stock of companies for long-term capital appreciation.

         FULLY ALLOCATED COST shall include direct labour, direct materials and supplies, variable labour, overhead and attributable administration, quality control, quality assurance and other costs, whether incurred by a Party, or any sub-contractor of a Party;


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         such costs to be calculated in accordance with the generally accepted accounting principles applicable to such Party.

         GEMINI shall mean Electropharmacology, Inc. and any of its AFFILIATES.

         GEMINI IMPROVEMENTS shall mean any improvements which can be usefully applied to the GEMINI TECHNOLOGY including its formulation, design, structure, manufacture or use.

         GEMINI TECHNOLOGY shall mean any (i) drug, (ii) marker, or (iii) mechanism, instrumentality or feature relating exclusively to electromagnetic technology, owned by or licensed to GEMINI from a third party or which GEMINI may use without infringing any intellectual property right of any third party.

         GEMINI TRADEMARK shall mean the trademark(s) of GEMINI to be applied to the PRODUCT.

         INITIAL PERIOD shall mean the initial period of this Agreement, as more fully described in Clause 9.

         INDEPENDENT THIRD PARTY(IES) shall mean any party(ies) other than ELAN or GEMINI and their AFFILIATES.

         IN MARKET shall mean the sale of the PRODUCT by GEMINI or its AFFILIATES, or where applicable by a permitted sub-licensee, to an INDEPENDENT THIRD PARTY such as a wholesaler, distributor, managed care organisation, hospital or pharmacy and shall exclude the transfer pricing of the PRODUCT by GEMINI to an AFFILIATE or a permitted sub-licensee.

         JOINT IMPROVEMENTS shall mean any improvement in the area of electromagnetic technology to the GEMINI TECHNOLOGY and the ELAN TECHNOLOGY and which was developed, created, conceived or otherwise invented during the TERM jointly by at least one ELAN employee or agent and at least one GEMINI employee or agent pursuant to this Agreement.

         MAJOR MARKETS shall mean the United States of America, the EU and Japan and such additional countries as may be agreed in writing by the Parties from time to time.

         NET INCOME shall mean the monetary amount or non cash consideration payable by an INDEPENDENT THIRD PARTY to GEMINI:-

         (i) for the granting of rights, whether by license, sublicense or otherwise, by GEMINI to any INDEPENDENT THIRD PARTY relating to the development or commercialisation of one or more of the PRODUCTS and/or to exploit the ELAN TECHNOLOGY within the FIELD, including license fees, royalties on sales and other ongoing fees, and



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         (ii)     where GEMINI is not selling a PRODUCT IN MARKET, the gross amount billed for the supply of such PRODUCT to an INDEPENDENT THIRD PARTY for IN MARKET sale, and

         (iii) where GEMINI is selling a PRODUCT IN MARKET, the NET SALES PRICE of such PRODUCT;

         but excluding in the case of each of the above:

         (i) any bona fide research or development fees and payments charged at cost by GEMINI for the ELAN TECHNOLOGY and/or a PRODUCT to an INDEPENDENT THIRD PARTY which is a sublicensee of the ELAN TECHNOLOGY; and

         (ii) the FULLY ALLOCATED COST of manufacturing, packaging and supplying the PRODUCT.

         NET SALES PRICE shall, subject to the provision of Clause 7.2.5 of this Agreement, mean in the case of PRODUCT sold by GEMINI or an AFFILIATE, that sum determined by deducting from the aggregate gross IN MARKET sales proceeds billed for the PRODUCT by GEMINI or, its AFFILIATE, as the case may be, in accordance with generally accepted accounting principles, the following deductions:-

         (a) customs duties or other taxes (excluding income or corporation tax), directly related to the sale of PRODUCT which are paid by GEMINI or its AFFILIATE as the case may be;

         (b) a discount from the gross sales proceeds to cover such normal costs as are incurred by GEMINI or its AFFILIATE, as the case may be, in respect of transport, shipping insurance, returns or discounts directly related to the sale of PRODUCT, subject to a cap of [omitted] of the sum of the aggregate gross IN MARKET sales proceeds less the deductible items at (a) above.

         Party shall mean GEMINI or ELAN, as the case may be. Parties shall mean ELAN and GEMINI.

         PHARMACEUTICAL USE shall mean an application of the DEVICE which requires regulatory approval to market either (a) the DEVICE (b) the PRODUCT, or (c) GEMINI TECHNOLOGY, for such application in the TERRITORY. For the avoidance of doubt, PHARMACEUTICAL USE shall not include, and GEMINI shall have no rights to, any application of the DEVICE and/or PRODUCT for COSMETIC USE.

         PRODUCT shall mean the DEVICE either on its own, or in combination with GEMINI TECHNOLOGY.

         REGULATORY APPLICATION shall mean any regulatory application or any other



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         application for marketing approval, which a Party, or any INDEPENDENT
         THIRD PARTY on behalf of such Party, will file, including any supplements or amendments thereto, for a PRODUCT with the RHA.

         REGULATORY APPROVAL shall mean the final approval to market a PRODUCT in any country of the TERRITORY.

         RHA shall mean any relevant government health authority (or successor agency thereof) in any country of the TERRITORY whose approval is necessary to market a PRODUCT in the relevant country of the TERRITORY.

         TECHNOLOGICAL COMPETITOR shall mean a company or corporation having a substantial part of its business in the research, development and manufacturing of drug delivery technologies and/or products including but not limited to the companies listed in Schedule 3.

         TERM shall mean the term of this Agreement, as set out in Clause 9.

         TERRITORY shall mean all of the countries of the world.

         WOUND CARE shall mean the treatment of diseases and/or bodily injuries caused by the disruption of the normal continuity of structures of the skin.

         $ shall mean United States Dollars.

         "US" or "USA" shall mean the United States of America.


1.2      Interpretation:  In this Agreement:

         1.2.1 the singular includes the plural and vice versa, the masculine includes the feminine and vice versa and references to natural persons include corporate bodies, partnerships and vice versa.

         1.2.2 any reference to a Clause or Schedule, unless otherwise specifically provided, shall be respectively to a Clause or Schedule of this Agreement.

         1.2.3 the headings of this Agreement are for ease of reference only and shall not affect its construction or interpretation.


                             CLAUSE 2 - THE LICENSE

2.1      License to GEMINI:

         2.1.1 Subject to the terms of this Agreement, ELAN hereby grants to GEMINI and GEMINI hereby accepts for the TERM, a non-exclusive license to the ELAN

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                  TECHNOLOGY to develop, manufacture, use, offer for sale and sell PRODUCTS for PHARMACEUTICAL USE in the FIELD in the TERRITORY. For the avoidance of doubt, the license granted herein for PHARMACEUTICAL USE shall only entitle GEMINI to develop, manufacture, use, offer for sale and sell PRODUCTS which require REGULATORY APPROVAL to be marketed in the TERRITORY.

         2.1.2    For the avoidance of doubt:-

                  (1) GEMINI shall have no rights to the ELAN TECHNOLOGY for (i) the systemic delivery of a pharmaceutical compound having a therapeutic use, or (ii) the development of any water-soluble corticosteroid product for treating local acute inflammatory conditions or any local anaesthesia product incorporating lidocaine or lidocaine analogues with or without epinephrine; and

                  (2) it is agreed that ELAN shall not be obliged to license technology acquired or licensed by ELAN after the EFFECTIVE DATE to GEMINI except as provided in Clause 3.2.3 of this Agreement.

         2.1.3. ELAN agrees that it will from time to time discuss with GEMINI other technology licensing opportunities in the FIELD and otherwise, but only if and to the extent that ELAN decides, in its sole discretion, that it is desirable and appropriate to do so.

2.2      Sub-licensing by GEMINI:
         ------------------------

         2.2.1 GEMINI shall be entitled, subject to the prior written consent of ELAN which shall not be unreasonably withheld or delayed, to grant sub-licenses to package, import, use, offer for sale and sell PRODUCTS in one or more countries of the TERRITORY, provided that GEMINI shall grant one sub-license only per country and GEMINI shall not grant a sub-license to a TECHNOLOGICAL COMPETITOR of ELAN.

         2.2.2 Any sub-license granted hereunder shall be in the same terms mutatis mutandis as the terms of this Agreement insofar as they are applicable, but excluding the right to grant a sub-license.

         2.2.3 GEMINI shall be liable to ELAN for all acts and omissions of any sub-licensee as though such acts and omissions were by GEMINI and GEMINI shall provide the indemnity to ELAN outlined in Clause 11.7.

         2.2.4 Where a sub-license has been granted under Clause 2.2.1, such sub-license shall automatically terminate if this Agreement terminates for the country or countries covered by the sub-license.

         2.2.5    GEMINI shall undertake to protect the confidentiality of the


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                  ELAN TECHNOLOGY in its dealings with permitted sub-licensees.

         2.2.6    For the avoidance of doubt:-

                  (1) the Parties agree that any sub-license granted pursuant to this Clause 2.2 shall not be capable of surviving the termination of this Agreement; and

                  (2) GEMINI shall pay a royalty on NET INCOME on sales of PRODUCT by permitted sub-licensees in accordance with Clause 7 of this Agreement.


                                           CLAUSE 3 - INTELLECTUAL PROPERTY

3.1.     Ownership of ELAN Patent Rights/Know-how:
         -----------------------------------------

         3.1.1 ELAN shall remain the sole owner of the ELAN PATENTS and ELAN KNOW-HOW.

         3.1.2 ELAN shall be entitled to use the ELAN PATENTS, ELAN IMPROVEMENTS, JOINT IMPROVEMENTS and ELAN KNOW-HOW, and all technical and clinical data, generated by either Party pursuant to this Agreement in connection with ELAN's commercial arrangements outside of the FIELD or for COSMETIC USE in the FIELD.


3.2      Ownership of ELAN IMPROVEMENTS, GEMINI IMPROVEMENTS and
         --------------------------------------------------------
         JOINT IMPROVEMENTS:
         -------------------

         3.2.1    The Parties agree that:

         (1)      ELAN IMPROVEMENTS will be owned by ELAN.

         (2)      GEMINI IMPROVEMENTS will be owned by GEMINI.

         3.2.2 If GEMINI shall develop, or have developed, any ELAN IMPROVEMENTS during the TERM, ELAN shall grant GEMINI the right to use any such ELAN IMPROVEMENTS for PHARMACEUTICAL USE in the FIELD for the TERM.

         3.2.3 If ELAN shall develop, or have developed, any ELAN IMPROVEMENTS during the TERM, ELAN shall, subject to any contractual restrictions, grant GEMINI the right to use any such ELAN IMPROVEMENTS for PHARMACEUTICAL USE in the FIELD for the TERM. In the event that ELAN is obliged to pay a royalty or any other consideration to a third party in connection with any such ELAN IMPROVEMENTS, any such cost to ELAN


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                  shall be discharged by GEMINI as a condition of use thereof.
                  If GEMINI is unwilling to pay any such royalty or other consideration, GEMINI shall have no right to use any such ELAN IMPROVEMENTS.

         3.2.4 JOINT IMPROVEMENTS will be jointly owned by GEMINI and ELAN. GEMINI shall obtain exclusive rights to exploit the JOINT IMPROVEMENTS for PHARMACEUTICAL USE in the FIELD for the TERM. ELAN reserves the right to exploit the JOINT IMPROVEMENTS outside the FIELD or for COSMETIC USE within the FIELD.

3.3      Filing and maintenance of patents:
         ----------------------------------

         3.3.1 ELAN will be entitled, at its own expense, to file and prosecute ELAN PATENTS and ELAN IMPROVEMENTS; to determine the patent filing strategy in relation to same at its sole discretion; and upon grant of any letters patent of the ELAN PATENTS or the ELAN IMPROVEMENTS, to maintain such letters patent in force.

                  ELAN shall notify GEMINI in writing of any patent applications filed by ELAN for any ELAN IMPROVEMENTS.

         3.3.2 ELAN will be entitled, at GEMINI's reasonable expense, to file and prosecute all patent applications directed to PRODUCTS or JOINT IMPROVEMENTS; to determine the patent filing strategy in relation to same subject to timely notice given to GEMINI for its input on matters relating to GEMINI TECHNOLOGY; and upon grant of any letters patent directed to PRODUCTS or JOINT IMPROVEMENTS, to maintain such letters patent in force. Should it however be reasonably doubtful whether a patent may be obtained, then ELAN may at its sole discretion decide not to apply for a patent in one or more countries of the TERRITORY.

                  ELAN shall promptly notify GEMINI in writing of any patent applications filed by ELAN for PRODUCTS or JOINT IMPROVEMENTS.

         3.3.3 GEMINI will be entitled, at its own expense, to file and prosecute any patent applications for the GEMINI TECHNOLOGY and GEMINI IMPROVEMENTS; to determine the patent filing strategy in relation to same at its sole discretion; and upon grant of any letters patent for the GEMINI TECHNOLOGY or the GEMINI IMPROVEMENTS, to maintain such letters patent in force.

         3.3.4 All patent prosecution to be performed by ELAN shall be carried out in accordance with ELAN's standard practice.


3.4      Enforcement
         -----------

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         3.4.1    GEMINI and ELAN shall promptly inform the other in writing of any alleged infringement of which it shall become aware by a third party of any patents within the ELAN PATENTS and provide such other with any available evidence of infringement.

         3.4.2 ELAN, at its option, shall be entitled to institute enforcement proceedings ("ENFORCEMENT PROCEEDINGS") in respect of any infringement or unauthorised use of the ELAN PATENTS, the ELAN KNOW-HOW, the ELAN IMPROVEMENTS, the Joint IMPROVEMENTS or any patents for PRODUCTS. GEMINI agrees to provide all reasonable co-operation and assistance to ELAN in relation to any such ENFORCEMENT PROCEEDINGS and agrees to be named as a party in any ENFORCEMENT PROCEEDINGS instituted by ELAN hereunder. GEMINI shall share equally in the costs of the ENFORCEMENT PROCEEDINGS provided that ELAN reasonably believes that the chances of succeeding in the cause of action are greater than fifty (50%) percent. Any recovery remaining after the deduction of reasonable expenses (including attorney's fees and expenses) incurred in relation to such ENFORCEMENT PROCEEDINGS shall be shared equally between ELAN and GEMINI.

         3.4.3 GEMINI, at its option, shall be entitled to institute ENFORCEMENT PROCEEDINGS in respect of any infringements of any patents for the GEMINI TECHNOLOGY or the GEMINI IMPROVEMENTS at its own expense and for its own benefit.

         3.4.4 In the event that the intellectual property owner does not want to institute ENFORCEMENT PROCEEDINGS, then the other Party may enforce such rights at its own expense. The intellectual property owner shall cooperate with the enforcing Party and provide all reasonable assistance in relation to any such ENFORCEMENT PROCEEDINGS. The enforcing Party must seek written approval from the intellectual property owner, which may not be unreasonably withheld, prior to taking action and must keep intellectual property owner informed of the action and may not enter into any settlement agreement without the intellectual property owner's consent, which may not be unreasonably withheld. Any reasonable fees and costs borne by the intellectual property owner shall be reimbursed by the enforcing Party. In the event that GEMINI decides to enforce ELAN PATENTS, the ELAN KNOW-HOW, the ELAN IMPROVEMENTS, the Joint IMPROVEMENTS or any patents for PRODUCTS in accordance with this paragraph, any recovery remaining after the deduction of reasonable expenses (including attorney's fees and expenses) incurred in relation to such ENFORCEMENT PROCEEDINGS shall constitute NET INCOME for the purpose of this Agreement.

         3.4.5 GEMINI undertakes that during the TERM, GEMINI shall not cite or otherwise rely upon the ELAN PATENTS, the ELAN KNOW-HOW, the ELAN IMPROVEMENTS, the Joint IMPROVEMENTS or any patents for

                  PRODUCTS licensed by GEMINI from ELAN pursuant to this Agreement, against the iontophoretic technology specified in
                  Schedule 2 which has been licensed by ELAN to IOMED.


3.5      Defence
         -------

         3.5.1 In the event that a claim or proceeding is brought against GEMINI by a third party alleging that the sale, manufacture, use or offer for sale of devices and or methods as exclusively claimed in the ELAN PATENTS infringes the patent rights of such a third party in the TERRITORY, GEMINI shall promptly advise ELAN of such threat or suit.

         3.5.2. ELAN shall indemnify GEMINI against such a claim to the extent set out in Clause 3.5.4; provided that that ELAN should have reasonably been aware of such third party patent rights as a result of ELAN's efforts in the preparation and prosecution of ELAN PATENTS as of the date of execution of this Agreement. GEMINI shall not acknowledge to the third party or to any other person the validity of any claims of such a third party, and shall not compromise or settle any claim or proceedings relating thereto without the prior written consent of ELAN, not to be unreasonably withheld or delayed. At its option, ELAN may elect to take over the conduct of such proceedings from GEMINI and ELAN shall indemnify GEMINI against the third party claim subject to the provisions of this paragraph. Both parties recognise that where ELAN should not reasonably have had knowledge of such third party patent rights as a result of ELAN's efforts in the preparation and prosecution of ELAN PATENTS as of the date of execution of the Agreement, ELAN shall not indemnify GEMINI against any such claim.

         3.5.3 In the event that a claim or proceeding is brought against GEMINI by a third party alleging that the sale, manufacture, offer for sale or use of any device or method as exclusively claimed in the ELAN PATENTS infringes the patent rights of such a third party and ELAN should not reasonably have had knowledge of such third party intellectual property rights as a result of ELAN's efforts in the preparation and prosecution of ELAN PATENTS as of the date of the execution of the Agreement, GEMINI and ELAN shall meet to discuss in what manner the said proceedings should be defended.

         3.5.4 ELAN's maximum liability pursuant to Clauses 3.5.2, and 11.8 for damages and costs in relation to all third party claims shall be a reduction by up to [omitted] of the royalty payable by GEMINI to ELAN pursuant to Clause 7.2 of this Agreement. In accordance with its obligations pursuant to Clause 11.9.5, GEMINI shall favourably consider taking such action as is reasonable, such as to cease selling the PRODUCT, to re-engineer or modify the applicable PRODUCT so as to avoid infringing the patent rights of a third party, or entering into a license agreement with such third party after due consultation with ELAN.

         3.5.5 ELAN shall have no liability to GEMINI whatsoever or howsoever arising for any losses incurred by GEMINI as a result of having to cease selling PRODUCT or having to defer the launch of selling PRODUCT, whether as a result of a court order or otherwise.

         3.5.6 Subject to Clause 3.5.2, GEMINI shall indemnify ELAN for any claim brought against ELAN by a third party alleging that the manufacture, use, sale or offer for sale of the DEVICE or PRODUCT constitutes an infringement or unauthorised use of any such third party intellectual property right.

         3.5.7 In the event that a claim or proceeding is brought against ELAN by a third party alleging that the manufacture, offer for sale, sale, distribution or use of PRODUCTS (excluding the DEVICE where same is marketed on its own without any GEMINI TECHNOLOGY), JOINT IMPROVEMENTS, GEMINI TECHNOLOGY or GEMINI IMPROVEMENTS in the TERRITORY infringes any adversely held patent or involves the unauthorised use of any other intellectual property, ELAN shall promptly advise GEMINI of such threat or suit. Subject to ELAN's obligations pursuant to the provisions of Clause 11.8 and Clause 3.5.2, GEMINI shall indemnify ELAN against such a claim; provided that ELAN shall not acknowledge to the third party or to any other person the validity of the patent rights of such a third party and shall not compromise or settle any claim or proceedings relating thereto without the written consent of GEMINI, which shall not be unreasonably withheld or delayed. At its option, GEMINI may elect to take over the conduct of such proceedings from ELAN with counsel of GEMINI's choice. In such event GEMINI shall keep ELAN advised of all material developments in the said proceedings and shall not settle or compromise such proceedings without the consent of ELAN which shall not be unreasonably withheld or delayed.

3.6      Trademarks
         ----------

         3.6.1 GEMINI shall market the PRODUCT in the TERRITORY under the GEMINI TRADEMARK.

         3.6.2 Any Party using the mark of the other Party must seek prior written approval for all such uses, including but not limited to advertising, marketing and promotional material.


                       CLAUSE 4 - DEVELOPMENT OF PRODUCTS

4.1 GEMINI shall be responsible for all activities and costs associated with the further research, development, manufacture, marketing and commercialisation of PRODUCTS utilising the ELAN TECHNOLOGY.

4.2 ELAN agrees to provide, at no cost to GEMINI, up to 100 hours of technical support and assistance to GEMINI in connection with implementing the transfer of the ELAN TECHNOLOGY to GEMINI and commencing further development of the DEVICE. The Parties shall each negotiate in good faith the extent, if any, to which ELAN shall provide further research and development services to GEMINI in addition to such 100 hours of technical support. In the event that ELAN provides such additional services, ELAN's charges for this work shall be on the basis set out in Clause 7.3.

4.3 GEMINI, alone or in partnership with a permitted sub-licensee, shall commit to performing the following activities with regard to the development and commercialisation of PRODUCTS utilising the ELAN
         TECHNOLOGY:

         4.3.1.   [omitted];

         4.3.2.   [omitted].

         4.3.3.   [omitted];

         4.3.4.   [omitted];

         4.3.5.   [omitted];

         4.3.6. Thereafter for the term of the Agreement, GEMINI shall in good faith use all reasonable endeavours to commercialise PRODUCTS and shall expend a minimum of [omitted] annually in development costs, calculated on a FULLY ALLOCATED COST basis.

         4.3.7 GEMINI warrants that all REGULTORY APPLICATIONS and IDEs to be submitted pursuant to this Clause 4.3 shall be made in good faith and in a form and content reasonably likely to be acceptable to the RHA in the relevant country of the MAJOR MARKET.


4.4. Should GEMINI fail to submit any of the REGULATORY APPLICATIONS in accordance with its obligations pursuant to Clause 4.3. within the relevant time periods, ELAN shall be entitled, at its sole discretion at any time thereafter, to terminate the Agreement on 30 days prior written notice to GEMINI; provided however, that ELAN shall not be entitled to so terminate this Agreement if (i) GEMINI's failure to file any such REGULATORY APPLICATIONS was due to regulatory difficulties which could not have been reasonably foreseen and which cannot be remedied without incurring expenditure which is commercially unreasonable, and (ii) GEMINI has expended a minimum of [omitted] in development costs on a FULLY ALLOCATED COST basis during the relevant time period.

                     CLAUSE 5 - REGISTRATION OF THE PRODUCT


5.1 ELAN shall be responsible, at GEMINI's expense, for performing the following regulatory activities:

         5.1.1 compilation, filing and maintaining the REGULATORY APPLICATIONS for the DEVICE with the RHA in the MAJOR MARKETS; and

         5.1.2 providing regulatory support to ensure timely review of the DEVICE dossier and resolution of questions by the RHA in the MAJOR MARKETS.

5.2 ELAN shall perform the regulatory activities described in Clause 5.1 for GEMINI in a manner as would be deemed commensurate with the achievement of its own business aims for a similar mechanism or product of its own. ELAN's charges for this work shall be on the basis set out in Clause 7.3.

5.3 In the event that GEMINI or any reputable third party (which is acceptable to ELAN and which agrees to be bound by an obligation of confidentiality), can perform the regulatory activities as described in Clause 5.1 to the same quality standard as ELAN but at a cost which is at least [omitted] less than ELAN's charges and which is supported by documentary evidence from GEMINI or such third party, and provided that ELAN is not agreeable to matching such reduced cost, GEMINI shall be entitled to perform itself, or have said third party perform, such regulatory activities at the reduced cost.

5.4 GEMINI shall be responsible, at GEMINI's expense, for performing the following regulatory activities:

         5.4.1 compilation, filing and maintaining the REGULATORY APPLICATIONS with the RHA in the TERRITORY for the GEMINI TECHNOLOGY;

         5.4.2 compilation, filing and maintaining the REGULATORY APPLICATIONS for the PRODUCTS with the RHA in the TERRITORY;

         5.4.3 compilation, filing and maintaining the REGULATORY APPLICATIONS for the DEVICE with the RHA in all of the countries of the TERRITORY outside of the MAJOR MARKETS; and

         5.4.4 providing regulatory support to ensure timely review of the DEVICE dossier and resolution of all questions by the RHA pursuant to this Agreement.

5.5 ELAN shall notify GEMINI of the date of submission of any REGULATORY APPLICATION for the DEVICE in the MAJOR MARKETS and shall also notify GEMINI of any REGULATORY APPROVAL of such applications as soon as is reasonably possible following said REGULATORY APPROVAL. GEMINI shall notify ELAN of the date of submission of any REGULATORY APPLICATION for the DEVICE in any country of the TERRITORY outside of the MAJOR MARKETS and of any REGULATORY APPLICATION for the PRODUCT in the TERRITORY and shall also notify ELAN of any REGULATORY APPROVAL as soon as is reasonably possible following said REGULATORY APPROVAL. GEMINI shall notify ELAN as soon as possible of any notification received by GEMINI from an RHA to conduct an inspection of its manufacturing or other facilities used in the development, manufacturing, packaging, storage or handling of a PRODUCT. Copies of all correspondence with the RHA will be provided to ELAN.

5.6 Upon request, ELAN shall submit to GEMINI a report outlining the regulatory status of the DEVICE in the MAJOR MARKETS. Upon request, GEMINI shall submit to ELAN a report fully outlining the regulatory status of (i) the DEVICE in the countries of the TERRITORY outside of the MAJOR MARKETS and (ii) PRODUCTS in each country of the TERRITORY.

5.7 ELAN will be the holder of the REGULATORY APPROVAL for the DEVICE in the MAJOR MARKETS. GEMINI will be the holder of the REGULATORY APPROVAL
         (a) for the DEVICE in all of the countries of the TERRITORY outside of the MAJOR MARKETS, and (b) for PRODUCTS in the TERRITORY.

5.8 GEMINI will permit ELAN, or ELAN's licensees, without charge, to have access to, to photocopy and to cross reference all REGULATORY APPROVALS or REGULATORY APPLICATIONS for the DEVICE and/or PRODUCTS for the purpose of obtaining REGULATORY APPROVALS for the DEVICE for use outside of the FIELD.

5.9 GEMINI shall indemnify and hold harmless ELAN from and against all claims, damages, losses, liabilities and expenses to which ELAN may become liable relating to or arising out of GEMINI's bad faith, negligence or intentional misconduct in connection with the filing or maintenance of the REGULATORY APPLICATIONS and REGULATORY APPROVALS for
         (a) the DEVICE in all of the countries of the TERRITORY outside of the MAJOR MARKETS, and (b) for PRODUCTS in the TERRITORY.

5.10 It is hereby acknowledged that there are inherent uncertainties involved in the registration of pharmaceutical products with an RHA in relation to obtaining the REGULATORY APPROVAL and such uncertainties form part of the business risk involved in undertaking the form of commercial collaboration outlined in this Agreement. Accordingly, ELAN and GEMINI shall have no liability to the other as a result of any failure of a DEVICE and/or a PRODUCT to successfully achieve REGULATORY APPROVAL of an RHA.


                CLAUSE 6 - MARKETING AND PROMOTION OF THE PRODUCT

6.1 Within 90 days after the filing of the REGULATORY APPLICATION for a PRODUCT in each country of the TERRITORY, GEMINI will outline to ELAN the structure of the promotional activities to be carried out by GEMINI for the period up to the first launch of such PRODUCT and for a period of 1 year thereafter. GEMINI shall both prior to and subsequent to the launch of a PRODUCT communicate with ELAN regarding its objectives for and performance of such PRODUCT in each country of the TERRITORY.

6.2 GEMINI shall use all commercially reasonable efforts to market and promote PRODUCTS throughout the TERRITORY and, in doing so, shall use the same level of effort as with other similar products of similar sales potential which it markets.

6.3 If requested by ELAN and to the extent permitted by law, GEMINI's promotional materials for a PRODUCT shall include due acknowledgement that the ELAN TECHNOLOGY is licensed from ELAN and is included in the PRODUCT.

6.4 GEMINI shall mark or have marked all patent number(s) in respect of the ELAN PATENTS on all PRODUCTS, or otherwise reasonably communicate to the trade the existence of any ELAN PATENTS for the countries within the TERRITORY in such a manner as to ensure compliance with, and enforceability under, applicable laws.

6.5 GEMINI shall effect the first full scale national commercial launch of a PRODUCT in each country of the TERRITORY within 90 days of the REGULATORY APPROVAL being granted for such PRODUCT in such country. ELAN shall not unreasonably withhold its agreement to a request by GEMINI for an extension of the said 90 day period if there are legitimate commercial reasons for such an extension.

6.6 The Parties shall meet to discuss the sales performance of a PRODUCT on a quarterly basis for the first year following the initial launch of such PRODUCT, on a semi-annual basis for the second and third years and on an annual basis thereafter. At such meetings, GEMINI shall report on the ongoing sales performance of PRODUCTS in the TERRITORY, including marketing approaches, educational campaigns, promotional and advertising materials and campaigns, sales plans and results, performance against competitors, its objectives for the PRODUCTS and its plans for the next year of the Agreement.


                         CLAUSE 7 - FINANCIAL PROVISIONS

7.1      License Royalties:
         ------------------

         7.1.1 In consideration of the license of the ELAN PATENTS granted to GEMINI under this Agreement, GEMINI shall pay to ELAN

                  (i) the sum of $7,500,000 due upon execution of this Agreement and payable within 2 business days of the EFFECTIVE DATE; and

                  (ii) a license royalty fee of [omitted] of NET INCOME until the aggregate of such royalty fee equals [omitted].

         7.1.2 Payment of the license fee royalty pursuant to Clause 7.1.1(ii) shall be made once in each calendar quarter within 45 days after the expiry of the relevant calendar quarter.

         7.1.3    All payments due hereunder shall be made in US Dollars.

         7.1.4 For the avoidance of doubt, the Parties confirm that the additional license fee payable by GEMINI to ELAN in accordance with Clause 7.2.1 (ii) shall be payable in addition to the royalty payments to be made by GEMINI in accordance with Clause 7.2.


7.2      Royalties:

         7.2.1 In consideration of the license of the ELAN PATENTS granted to GEMINI under this Agreement, GEMINI shall make the following royalty payments to ELAN:

                  (i) a royalty of [omitted] of the NET SALES PRICE of PRODUCTS which are sold IN MARKET by GEMINI or its AFFILIATES, and

                  (ii) a royalty of [omitted] of NET INCOME on PRODUCTS which are sold IN MARKET by INDEPENDENT THIRD PARTIES.

         7.2.2 Within 45 days of the end of each calendar quarter of this Agreement, GEMINI shall notify ELAN of the NET SALES PRICE of PRODUCT for that previous calendar quarter. Payments shown by each calendar quarter report to have accrued but which have not yet been paid shall be included in calculating the NET SALES PRICE for that quarter.

         7.2.3 Payment of the royalties on NET SALES PRICE and NET INCOME shall be made once in each calendar quarter within 45 days after the expiry of the relevant calendar quarter.

         7.2.4    All payments due hereunder shall be made in U.S. Dollars.

         7.2.5 In the event that GEMINI or any AFFILIATE of GEMINI shall sell a PRODUCT together with other products of GEMINI to third parties (by the method commonly known in the pharmaceutical industry as "bundling") and the price attributable to such PRODUCT is less than the average price of "arms length" sales to similar customers for the reporting period in which sales occur (such sales to be excluded from the calculation of the average price of "arms length" sales), NET SALES PRICE for any such sales shall be the average price of "arms length" sales by GEMINI or an AFFILIATE of GEMINI or a permitted sub-licensee to similar customers in the country where such bundling occurs during the reporting period in which such sales occur.

7.3      Additional Assistance and Work:
         -------------------------------

         In the event that work or technical assistance beyond that contemplated in Clause 4.2 ("ADDITIONAL WORK") is requested by GEMINI, GEMINI shall reimburse ELAN in respect of the cost of such ADDITIONAL WORK requested by GEMINI or required pursuant to the terms of this Agreement provided that:-

         7.3.1 ELAN's charges for such work shall be ELAN's FULLY ALLOCATED COST plus [omitted]; and

         7.3.2 payment for all ADDITIONAL WORK carried out by ELAN hereunder shall be effected in U.S. Dollars within 30 days of the date of receipt of the relevant invoice.


7.4      Method of calculation of royalties and fees:
         --------------------------------------------

         The Parties acknowledge and agree that the methods for calculating the royalties and fees hereunder are for the purposes of the convenience of the Parties, are freely chosen and not coerced.


                     CLAUSE 8 - PAYMENTS, REPORTS AND AUDITS

8.1 GEMINI shall keep true and accurate records of gross sales of each of the PRODUCTS, the items deducted from the gross amount in calculating the NET SALES PRICE and the NET INCOME, the NET SALES PRICE and the royalties payable to ELAN under Clause 7. GEMINI shall deliver to ELAN a written statement ("the STATEMENT") thereof within 45 days following the end of each calendar quarter, (or any part thereof in the first or last calendar quarter of this Agreement) for such calendar quarter. The STATEMENT shall outline, on a country-by-country basis, the calculation of the NET SALES PRICE and the NET INCOME from gross revenues during that calendar quarter, the applicable percentage rate, and a computation of the sums due to ELAN. The Parties' financial officers shall agree upon the precise format of the STATEMENT.

8.2 Payments due on NET INCOME and NET SALES PRICE of the PRODUCT based on sales amounts in a currency other than US Dollars shall first be calculated in the foreign currency and then converted to US Dollars on the basis of the exchange rate in effect for the purchase of US Dollars with such foreign currency quoted in The Wall Street Journal (or comparable publication if not quoted in The Wall Street Journal) with respect to the sale of currency of the country of origin of such payment for the day prior to the date on which the payment by GEMINI is being made.

8.3 Any income or other taxes which GEMINI is required by law to pay or withhold on behalf of ELAN with respect to royalties and any other monies payable to ELAN under this Agreement shall be deducted from the amount of such NET INCOME and/or NET SALES PRICE payments, royalties and other monies due. GEMINI shall furnish ELAN with proof of such payments. Any such tax required to be paid or withheld shall be an expense of and borne solely by ELAN. GEMINI shall promptly provide ELAN with a certificate or other documentary evidence to enable ELAN to support a claim for a refund or a foreign tax credit with respect to any such tax so withheld or deducted by GEMINI. The Parties will reasonably cooperate in completing and filing documents required under the provisions of any applicable tax treaty or under any other applicable law, in order to enable GEMINI to make such payments to ELAN without any deduction or withholding.

8.4 All payments due hereunder shall be made to the designated bank account of ELAN in accordance with such timely written instructions as ELAN shall from time to time provide to GEMINI.

8.5 GEMINI shall pay interest to ELAN at either the Prime Rate publicly announced by Morgan Guaranty Trust Company of New York at its principal office on the date (or next to occur business day, if such date is not a business day) on which payment should have been made pursuant to the applicable provisions of this Agreement plus 5%, or the highest interest rate permissible under applicable law, on all late payments under this Agreement applicable from the date on which payment should have been made pursuant to the applicable provisions of this Agreement until the date of payment.

8.6 Where ELAN so requests to supplement the information available to ELAN at the meetings of the Parties under Clause 8.9, GEMINI shall provide ELAN with annual sales reports outlining the status of each of the PRODUCTS in the TERRITORY, including a report on the competitive position of such PRODUCT in its relevant market segment(s).

8.7 At any time and from time to time, GEMINI shall permit ELAN or its duly authorised representatives (reasonably acceptable to GEMINI) upon reasonable notice and at any reasonable time during normal business hours and subject to the confidentiality provisions as contained in this Agreement, to have access to inspect and audit the accounts and records of GEMINI and any other book, record, voucher, receipt or invoice relating to the calculation of the royalty payments on NET SALES PRICE and NET INCOME submitted to ELAN during the preceding 2 year period.

8.8 Not more than once per item of cost or expense, ELAN shall permit GEMINI or its duly authorised representatives (reasonably acceptable to ELAN) upon reasonable notice and at any reasonable time during normal business hours and subject to the confidentiality provisions as contained in this Agreement, to have access to inspect and audit the accounts and records of ELAN, solely for the purpose of verifying the accuracy and reasonable composition of the costs and expenses paid or reimbursed by GEMINI to ELAN in accordance with the terms of this Agreement during the preceding 2 year period.

8.9 In the event of a discovery of a discrepancy which exceeds 5% of the amount due or charged by a Party for any period, the reasonable cost of such discovery (including, without limitation, audit and accounting cost) shall be borne by the audited Party; otherwise, such cost shall be borne by the auditing Party.



                       CLAUSE 9 - DURATION AND TERMINATION

9.1 This Agreement shall be deemed to have come into force on the EFFECTIVE DATE and, subject to the rights of termination outlined in this Clauses 9, will expire on a PRODUCT by PRODUCT basis and on a country by country basis:-

         9.1.1 on the 15th anniversary of the date of the commercial launch of the PRODUCT in the country concerned; or

         9.1.2 in any country upon the expiration of the life of the last to expire patent included in the ELAN PATENTS in such PRODUCT in that country;

         whichever date is later to occur ("the INITIAL PERIOD").

9.2 At the end of the INITIAL PERIOD, the Agreement shall continue automatically for rolling 3 year periods thereafter, unless the Agreement has been terminated by either of the Parties by serving
         2 years written notice on the other immediately prior to the end of the INITIAL PERIOD or any additional 3 year period provided for herein.

9.3 In addition to the rights of termination provided for elsewhere in this Agreement, either Party will be entitled forthwith to terminate this Agreement by written notice to the other Party if:

         9.3.1 that other Party commits any material breach of any of the provisions of this Agreement, and in the case of a breach capable of remedy, fails to remedy the same within 60 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied;

         9.3.2 that other Party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other Party under this Agreement);

         9.3.3 an encumbrancer takes possession or a receiver is appointed over any of the property or assets of that other Party; or

         9.3.4 any proceedings are filed or commenced by that other Party under bankruptcy, insolvency or debtor relief laws or anything analogous to any of the foregoing under the laws of any jurisdiction occurs in relation to that other Party;

9.4 For the purposes of Clause 9.3.1, a breach will be considered capable of remedy if the Party in breach can comply with the provision in question in all respects other than as to the time of performance (provided that time of performance is not of the essence).

9.5 In further addition to the rights and termination provided for elsewhere in this Agreement, ELAN shall be entitled to terminate (i) the license granted to GEMINI under this Agreement on a PRODUCT by PRODUCT basis for any country or countries of the TERRITORY in accordance with Clause 9.5.1 or 9.5.2 (in which event the definition of TERRITORY shall be amended accordingly); or (ii) this Agreement for the ELAN TECHNOLOGY for all of the TERRITORY in accordance with Clause 9.5.3, 9.5.4, 9.5.5, 9.5.6 or 9.5.7; in the event that:-

         9.5.1 GEMINI fails to file a REGULATORY APPLICATION for a PRODUCT in any country of the MAJOR MARKETS within 18 months from filing the REGULATORY APPLICATION for such PRODUCT in the first country of the MAJOR MARKETS;

         9.5.2 GEMINI fails to effect any one of the commercial launches required by Clause 6 in accordance with the provisions thereof; or

         9.5.3 GEMINI fails to pay any monies due to ELAN in accordance with this Agreement; or

         9.5.4 GEMINI notifies ELAN that it does not wish to commercialise the PRODUCT in any country of the TERRITORY; or

         9.5.5 a TECHNOLOGICAL COMPETITOR of ELAN acquires more than 20% of GEMINI's voting stock or where more than 20% of such company's voting stock is acquired by GEMINI; or

         9.5.6 a FINANCIAL INVESTOR acquires ownership or control of more than 40% of the voting rights in GEMINI in any one transaction or a series of related transactions and which results immediately or at any subsequent stage in a change of one-third or more of the board of directors of GEMINI; or

         9.5.7 any company other than a TECHNOLOGICAL COMPETITOR or FINANCIAL INVESTOR acquires ownership or control of more than 40% of the voting rights in GEMINI in any one transaction or a series of related transactions.


                     CLAUSE 10 - CONSEQUENCES OF TERMINATION

10.1 Upon exercise of those rights of termination specified in Clauses 9 or elsewhere in this Agreement, this Agreement shall, subject to the provisions of the Agreement which survive the termination of the Agreement, automatically terminate forthwith and be of no further legal force or effect.

10.2 Upon termination of the Agreement by either Party, or upon termination by ELAN of a license for the TERRITORY, or for a particular country of the TERRITORY, under Clause 9.5, the following shall be the consequences relating to the termination of the Agreement or the termination of the Agreement with respect to the TERRITORY or the particular country, as applicable:-

         10.2.1 any sums that were due from GEMINI to ELAN under the provisions of Clause 7 or otherwise howsoever prior to the exercise of the right to terminate this Agreement as set forth herein shall be paid in full within 30 days of termination of this Agreement and ELAN shall not be liable to repay to GEMINI any amount of money paid or payable by GEMINI to ELAN up to the date of the termination of this Agreement except for any monies that may be due from ELAN under any audit performed pursuant to Section 8.8. within the time period specified in
                  Section 10.2.4;

         10.2.2 all confidentiality provisions set out herein shall remain in full force and effect for a period of 5 years from the date of such termination;

         10.2.3 all responsibilities and warranties shall insofar as are appropriate remain in full force and effect;

         10.2.4 the rights of inspection and audit shall continue in force for a period of 12 months from the date of termination of this Agreement;

         10.2.5 ELAN shall be entitled to research, develop and commercialise the ELAN TECHNOLOGY for its own benefit in the TERRITORY or in the relevant country or countries of the TERRITORY;

         10.2.6 each of the Parties shall be entitled to on a royalty free basis to have access to and to separately exploit any JOINT IMPROVEMENTS;

         10.2.7 GEMINI shall transfer to ELAN or ELAN's designee without charge, and/or permit ELAN or ELAN's designee without charge to conduct sufficient cross-referencing to, and have sufficient access to, any and all pending REGULATORY APPLICATIONS or granted REGULATORY APPROVALS for the DEVICE or any PRODUCTS for the relevant country or countries of the TERRITORY.

         10.2.8 GEMINI shall promptly make an accounting to ELAN of the inventory of the PRODUCT which it has in the TERRITORY or for such particular country or countries in the TERRITORY (as the case may be), if any, as of the date of such termination and GEMINI shall thereafter have the right for a period of six (6) months after said expiration or termination to sell such inventory of the PRODUCT in the TERRITORY or in such particular country or countries in the TERRITORY (as the case may be) or, if appropriate and legally permissible, to transport such inventory of PRODUCT for sale in another country or countries in the TERRITORY within such six month period; provided that such sale shall be subject to the royalty provisions of Clause 7 and the other applicable terms of this Agreement. Thereafter, any remaining inventory of PRODUCT shall be disposed of by GEMINI, at GEMINI's cost, in accordance with regulatory requirements.


              CLAUSE 11 - REPRESENTATIONS, WARRANTIES AND INDEMNITY

11.1     ELAN represents to GEMINI the following:

         11.1.1 ELAN is duly and validly existing in the jurisdiction of its incorporation and each other jurisdiction in which the conduct of its business requires such qualification, and is in compliance with all applicable laws, rules, regulations or orders relating to its business and assets;

         11.1.2 ELAN has full corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered by ELAN and constitutes the legal and valid obligations of ELAN and is enforceable against ELAN in accordance with its terms; and the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not violate or result in a default under or creation of lien or encumbrance under ELAN's memorandum and articles of association or other organic documents, any material agreement or instrument binding upon or affecting ELAN or its properties or assets or any applicable laws, rules, regulations or orders affecting ELAN or its properties or assets;

         11.1.3 ELAN is not in material default of its memorandum and articles of association or similar organic documents, any applicable material laws or regulations or any material contract or agreement binding upon or affecting it or its properties or assets and the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in any such violation;

         11.1.4 ELAN represents and warrants that ELAN is the sole and exclusive owner or licensee of, or controls all right, title and interest to the ELAN PATENTS and, to the best of ELAN's knowledge, as of the date of this Agreement, the sole and exclusive owner of the ELAN KNOW-HOW; ELAN has the right to grant the licenses granted herein, and the ELAN TECHNOLOGY is free and clear of any lien, encumbrances, security interest or restriction on the license granted herein; and

         11.1.5 ELAN represents and warrants that the execution of this Agreement and the full performance and enjoyment of the rights of GEMINI under this Agreement will not breach or in any way be inconsistent with the terms and conditions of any license, contract, understanding or agreement, whether express, implied, written or oral between ELAN and any third party.

11.2     GEMINI represents to ELAN the following:

         11.2.1 GEMINI is duly and validly existing in good standing in the jurisdiction of its incorporation and each other jurisdiction in which the conduct of its business requires such qualification, and GEMINI is in compliance with all applicable laws, rules, regulations or orders relating to its business and assets;

         11.2.2 GEMINI has full corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered by GEMINI and constitutes the legal and valid obligations of GEMINI and is enforceable against GEMINI in accordance with its terms; and the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not violate or result in a default under or creation of lien or encumbrance under GEMINI's certificate of incorporation, by-laws or other organic documents, any material agreement or instrument binding upon or affecting GEMINI or its properties or assets or any applicable laws, rules, regulations or orders affecting GEMINI or its properties or assets;

         11.2.3 GEMINI is not in material default of its charter or by-laws, any applicable laws or regulations or any material contract or agreement binding upon or affecting it or its properties or assets and the execution, delivery and performance of this letter agreement and the transactions contemplated hereby will not result in any such violation; and

         11.2.4 GEMINI represents and warrants that it has not granted any option, license, right or interest to any third party which would conflict with the terms of this Agreement.

11.3 GEMINI represents and warrants that the PRODUCTS shall be manufactured, packaged, distributed and sold in accordance with all applicable regulations and requirements of the RHAs in the TERRITORY, including, without limitation, the cGP regulations which apply to the manufacture, storage, packaging and supply of PRODUCT. GEMINI represents and warrants that the PRODUCTS shall not be adulterated or mis-branded as defined by the FFDCA (or applicable foreign law) and shall not be a product which would violate any section of such Act if introduced in interstate commerce.

11.4 GEMINI represents and warrants that it will fully comply with all applicable statutes, ordinances and regulations in the TERRITORY with respect to the manufacture of the PRODUCTS including, but not limited to, the FFDCA and regulations thereunder and cGP. GEMINI shall manufacture or procure the manufacture of the PRODUCTS in conformity with the REGULATORY APPROVALS and in a manner which fully complies with all applicable United States of America and foreign statutes, ordinances, regulations and practices.

11.5 Each of the Parties shall indemnify, defend and hold harmless the other Party and its officers, directors, employees and agents from all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorneys' fees) to which the other Party is or may become liable insofar as they arise out of any breach by the first Party of any of its obligations or warranties under this Agreement.

11.6 GEMINI shall indemnify, defend and hold harmless ELAN and its officers, directors, employees and agents from all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorneys' fees) due to third party claims to which ELAN is or may become subject insofar as they arise out of or are alleged or claimed to arise out of activities conducted by GEMINI in the development, manufacture, transport, packaging, storage, handling, distribution, promotion, marketing, offer for sale or sale of the PRODUCT, including any product liability claim or any claim relating to a recall of a PRODUCT.

11.7 With reference to Clause 2.2.3, GEMINI shall indemnify and hold harmless ELAN Party and its officers, directors, employees and agents to the extent that any claims, damages, liabilities, claims, costs or expenses arise out of any such acts or omissions of any sub-licensee.

11.8 ELAN represents and warrants that, as of the date of this Agreement, no third party has filed any action against ELAN alleging that the exploitation of the ELAN PATENTS infringes any INDEPENDENT THIRD PARTY patent in the TERRITORY.

11.9 As a condition of obtaining an indemnity in the circumstances set out in Clauses 11.5, 11.6 and 11.7, the Party seeking an indemnity shall:

         11.9.1 fully and promptly notify the other Party of any claim or proceedings, or threatened claim or proceedings for which an indemnity will be sought;

         11.9.2 permit the indemnifying Party to take full control of such claim or proceedings;

         11.9.3 assist in the investigation and defence of such claim or proceedings;

         11.9.4 not compromise or otherwise settle any such claim or proceedings without the prior written consent of the other Party, which consent shall not be unreasonably withheld; and

         11.9.5 take all reasonable steps to mitigate any loss or liability in respect of any such claim or proceedings.

11.10 Subject to the provisions of Clause 9.5(1), ELAN agrees that during the TERM, ELAN shall not directly or indirectly, utilise itself, or licence to any third party, the ELAN TECHNOLOGY for PHARMACEUTICAL USE in the FIELD in the TERRITORY without the prior written consent of GEMINI.

11.11 Notwithstanding anything to the contrary in this Agreement, ELAN and GEMINI shall not be liable to the other by reason of any representation or warranty, condition or other term or any duty of common law, or under the express terms of this Agreement, for any consequential or incidental or punitive loss or damage (whether for loss of profits or otherwise) and whether occasioned by the negligence of the respective Parties, their employees or agents or otherwise.


               CLAUSE 12 - CUSTOMER COMPLAINTS AND PRODUCT RECALL

12.1. GEMINI or its permitted sub-licensees shall have sole responsible for the reporting and handling of any adverse events associated with PRODUCTS with the RHA in each country of the TERRITORY. Furthermore, in the event of any recall of any PRODUCT, as suggested or requested by any governmental authority, GEMINI shall perform the recall and all associated costs and liabilities shall be borne by GEMINI.

12.2. GEMINI shall notify ELAN promptly of any complaints from third parties reported to GEMINI involving any serious and unexpected adverse reactions resulting from the use any PRODUCT in the TERRITORY. ELAN shall notify GEMINI promptly of any complaints from third parties reported to ELAN involving any serious and unexpected adverse reactions resulting from the use the DEVICE in the TERRITORY.


                      CLAUSE 13 - MISCELLANEOUS PROVISIONS

13.1     Secrecy:
         --------

         13.1.1 Any information, whether written or oral (oral information shall be reduced to writing within one month by the Party giving the oral information and the written form shall be furnished to the other Party) pertaining to the PRODUCT that has been or will be communicated or delivered by ELAN to GEMINI or any of its AFFILIATES, or by GEMINI to ELAN or any of its AFFILIATES, including, without limitation, trade secrets, business methods, and cost, supplier, manufacturing and customer information, shall be treated by GEMINI and ELAN, respectively, as confidential information, and shall not be disclosed or revealed to any INDEPENDENT THIRD PARTY whatsoever or used in any manner except as expressly provided for herein; provided, however, that such confidential information shall not be subject to the restrictions and prohibitions set forth herein to the extent that such confidential information:-

                  (1) is available to the public in public literature or otherwise, or after disclosure by one Party to the other becomes public knowledge through no default of the Party receiving such confidential information; or

                  (2) was known to the Party receiving such confidential information prior to the receipt of such confidential information by such Party, whether received before or after the date of this Agreement; or

                  (3) is obtained by the Party receiving such confidential information from a third party not subject to a requirement of confidentiality with respect to such confidential information; or

                  (4) is required to be disclosed pursuant to: (A) any order of a court having jurisdiction and power to order such information to be released or made public; or (B) any lawful action of a governmental or regulatory agency provided that each Party shall notify the other in writing of any disclosure of information required hereunder prior to such disclosure.

         13.1.2 Each Party shall take in relation to the confidential information of the other Party all such precautions as it normally takes with its own confidential information to prevent any improper disclosure of such confidential information to any INDEPENDENT THIRD PARTY; provided, however, that such confidential information may be disclosed within the limits required to obtain any authorisation from the applicable RHA or any governmental or regulatory agency (including the patents and trademark office in any country of the TERRITORY) or with the prior written consent of the other Party, which shall not be unreasonably withheld, or as may otherwise be required in connection with the purposes of this Agreement.

         13.1.3 Each of the Parties agrees that it will not use, directly or indirectly, any know-how of the other Party (ELAN KNOW-HOW or GEMINI KNOW-HOW, as the case may be), or other confidential information disclosed to it by the other Party or obtained by it from the other Party pursuant to this Agreement, other than as expressly provided herein.

         13.1.4 Neither Party will publicise the existence of this Agreement in any way without the prior written consent of the other Party, except as required pursuant to the disclosure requirements of applicable laws and regulations. Excluding any such required disclosures, in the event that either Party wishes to make an announcement concerning the Agreement, that Party will seek the consent of the other Party. The terms of any such announcement shall be agreed in good faith.

13.2     Assignments/ Sub-contracting:
         -----------------------------

13.2.1 This Agreement may not be assigned by either Party without the prior written consent of the other Party, save that either Party may assign this Agreement in whole or in part and delegate its duties hereunder to its AFFILIATE or AFFILIATES without such consent provided that such assignment or delegation has no material adverse tax implications for the other Party.

13.2.2 Either Party shall also have the right to subcontract all or any portion of its development, manufacturing or regulatory work under this Agreement to an INDEPENDENT THIRD PARTY; save that GEMINI may not assign any such activities to a TECHNOLOGICAL COMPETITOR. Each Party shall be liable to the other Party for all acts and omissions of any sub-contractor as though such acts and omissions were by such Party.

13.3     Parties bound:
         --------------

         This Agreement shall be binding upon and enure for the benefit of Parties hereto, their successors and permitted assigns.

13.4     Severability:
         -------------

         If any provision in this Agreement is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto:-

         13.4.1 such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of such agreement or deletion or such earlier date as the Parties may agree; and

         13.4.2 the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

13.5     Force Majeure:
         --------------

         Neither Party to this Agreement shall be liable for delay in the performance of any of its obligations hereunder if such delay results from causes beyond its reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, intervention of a government authority, or non-availability of raw materials, but any such delay or failure shall be remedied by such Party as soon as practicable.

13.6     Relationship of the Parties:
         ----------------------------

         Nothing contained in this Agreement is intended or is to be construed to constitute ELAN and GEMINI as partners or members of a joint venture or either Party as an employee of the other. Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.

13.7     Amendments:
         -----------

         No amendment, modification or addition hereto shall be effective or binding on either Party unless set forth in writing and executed by a duly authorised representative of both Parties.

13.8     Waiver:
         -------

         No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

13.9     No effect on other agreements:
         ------------------------------

         No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically referred to, and solely to the extent provided, in any such other agreement.

13.10    Governing law and jurisdiction:
         -------------------------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. For the purposes of this Agreement the Parties submit to the non-exclusive jurisdiction of the courts of the State of New York.

13.11    Notice:
         -------

         13.11.1 Any notice to be given under this Agreement shall be sent in writing in English by registered airmail or telecopied to:

                  ELAN care of

                  Elan International Services, Ltd.
                  102 St. James's Court
                  Flatts
                  Smiths, FL04
                  Bermuda

                  Attention:  President

                  Telephone: 1 441 292 9169

                  Telefax :  1 441 292 2224

                  GEMINI at

                  Electropharmacology, Inc.
                  2301 NW 33rd Court

                  Suite 102
                  Pompano Beach
                  Florida 33069
                  United States of America

                  Attention:  Chairman, President and Chief Executive Officer

                  Telephone: 954 975 9818

                  Telefax: 954 975 4021

                  or to such other address(es) and telecopier numbers as may from time to time be notified by either Party to the other hereunder.

         13.11.2 Any notice sent by mail shall be deemed to have been delivered within 7 working days after despatch and any notice sent by telex or telecopy shall be deemed to have been delivered within 24 hours of the time of the despatch. Notice of change of address shall be effective upon receipt.


IN WITNESS of which the Parties have executed this Agreement.

                                   SCHEDULE 1



                                  ELAN PATENTS


                                    [omitted]

                                   SCHEDULE 2


                               EXCLUDED TECHNOLOGY



(i)      See attached list of issued patents and pending patent applications.


(ii)     MEDIPAD(TM) Drug Delivery System

MEDIPAD(TM) is a disposable single use, drug delivery device that contains a microinfuser and integral probe to deliver drug subcutaneously. MEDIPAD(TM) utilises controlled gas generation as the activation mechanism for drug delivery. Activation of the MEDIPAD(TM) device results in the generation of gas which compresses a membrane and forces drug through the probe into the subcutaneous tissue.


(iii)    See attached list of issued patents and pending patent applications.

                                   SCHEDULE 3


                            TECHNOLOGICAL COMPETITORS



                                   [omitted]

Executed by GEMINI on September 30, 1998



By :     /s/ Arup Sen
        -------------------
Name:   Arup Sen
Title:  Chairman & CEO





Executed by ELAN on September 30, 1998

By:    /s/ Liam Daniel
       ----------------
Name:  Liam Daniel

Title: Director